
                                                      IES UTILITIES INC.

                                              RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Year Ended December 31,
                                                 Nine Months Ended    -----------------------------------------------------
                                                 September 30, 2000      1999       1998       1997      1996       1995
                                                --------------------  -----------------------------------------------------
Net income                                            $60,017          $66,446    $61,910    $58,793    $63,729    $59,278
Income taxes                                           43,285           49,385     41,494     42,216     43,092     41,095
Net income before income taxes                        103,302          115,831    103,404    101,009    106,821    100,373
                                                --------------------  -----------------------------------------------------

Interest expense                                       38,208           51,852     52,354     52,791     43,714     44,460
Estimated interest component of rent expense            3,711            3,895      4,173      4,318      4,091      4,637
                                                --------------------  -----------------------------------------------------
Fixed charges as defined                               41,919           55,747     56,527     57,109     47,805     49,097
                                                --------------------  -----------------------------------------------------

Earnings as defined                                  $145,221         $171,578   $159,931   $158,118   $154,626   $149,470
                                                ====================  ======================================================


Ratio of Earnings to Fixed Charges                       3.46             3.08       2.83       2.77       3.23       3.04
                                                ====================  ======================================================